OPTION AGREEMENT


     THIS OPTION AGREEMENT, made and entered into as of this 15th day of December, 1993 ("Agreement"), is by and between SPUR Capital Inc., a Texas Corporation ("SPUR"), and Capstar Communications of Mississippi, Inc., a Delaware corporation ("Capstar").

                    W I T N E S S E T H:

     WHEREAS, SPUR is general partner of the owner and operator of Radio Broadcast Station WJDX-FM, Jackson, Mississippi ("Station"); and

     WHEREAS, Capstar wishes to acquire an option to purchase from SPUR the assets, properties and rights used by SPUR in the operation of the Station; and

     WHEREAS, SPUR wishes to grant Capstar an option to purchase said assets, properties and rights;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, SPUR and Capstar agree as follows:

     1.   Option.

          1.1. Grant. Upon the terms and subject to the conditions of this agreement, Capstar is hereby granted the right ("Option") to purchase from SPUR , at any time from January 1, 1994 until 5:00 pm., Austin, Texas time, on December 31, 1998 ("Option Term"), all of the assets, properties and rights of SPUR, whether tangible, intangible, real, personal or mixed, and wherever located (other than the Excluded Assets, as defined herein), used by SPUR in the rights being herein collectively referred to as the "Assets"), including, without limitation, the following:

          (a) all fixtures, equipment, furniture and other tangible property (collectively, the "Fixtures and Equipment") used by SPUR in the operation of the Station;

          (b) all of SPUR's rights under the lease agreements, marketing agreements, supply agreements, utility agreements, service agreements, employment agreements and other agreements, whether written or oral, to which SPUR is a party and which relate to the operation of the Station (collectively, the "Business Arrangements");








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           (c) all licenses, permits, authorizations or other rights granted by the Federal Communications Commission and other governmental authorities and all certificates of convenience or necessity, immunities, privileges, easements, consents, grants, ordinances and other rights of every character whatsoever that are used by Spur in or associated with the operation of the Station;

           (d) all supplier lists and supplier data relating to the operation of the Station;

           (e) all customer records and files relating to the operation of the Station;

           (f) all rights under express or implied warranties from the sellers of goods and services used in or associated with the operation of the Station; and

           (g) all books, records and other documents used in or associated with the operation of the Staton or the employees and former employees engaged in work in connection with the Station
 .
           1.2. Assets Not Subject to Option. Notwithstanding any other provision of this Agreement, the Assets subject to the option granted hereby shall not include the following assets, properties and rights of Spur, which might otherwise be considered as used in, constituting or associated with the operation of the Station (collectively, the "Excluded Assets"):

           (a) all of the assets, properties and rights of Spur, whether tangible, intangible, real, personal or mixed, and wherever located, that are used by Spur in the operation of Radio Broadcast Station WSLI-AM, Jackson, Mississippi ("WSLI-AM"), including, without limitation, all contracts and other agreements between Spur and any other person or entity respecting the operation of WSLI-AM, all rights to the payment of money or other forms of consideration of any kind that result from or derive from the operation of WSLI-AM, all fixtures, equipment, furniture and other tangible property of every kind and description and all real property or interest therein used in the operation of WSLI-AM, and the licenses, permits and authorizations that Spur has received from the Federal Communications Commission with respect to the acquisition and operation of WSLI-AM (collectively, the "WSLI-AM Assets");





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           (b)   all cash, cash-equivalents, securities and bank
     deposits, of whatever description;

           (c)   all accounts receivable;

           (d) the rights to any of Spur's claims for any federal, state, local or foreign tax refunds;

           (e) the rights which accrue or will accrue to Spur under this Agreement; and

           (f) the rights to carry forward, carry back or otherwise utilize any of Spur's net operating losses for federal and state income tax purposes.

           1.3. Consideration for Option. In consideration of the Option granted hereby, Capstar agrees to pay Spur, commencing on January 1, 1994, and continuing on the first day of each month thereafter until the expiration of the Option Term, and irrespective of whether Capstar elects to exercise said Option, the sum of $5,000.00 per month.

           1.4. Exercise of Option. In the event Capstar elects to exercise the Option granted hereby, Capstar shall provide Spur written notice ("Option Exercise Notice") of said election prior to the expiration of the Option Term.

     2. Purchase Price. The purchase price ("Purchase Price") payable by Capstar to Spur for the Assets shall be determined as follows:


        If Spur Receives the
        Option Exercise Notice          Then the Purchase
         during the period:               Price shall be:
        ----------------------          -----------------

     January 1, 1994 through
        December 31, 1994                    $2,500,000

     January 1, 1995 through
        December 31, 1995                    $2,750,000

     January 1, 1996 through
        December 31, 1996                    $3,000,000

     January 1, 1997 through
        December 31, 1997                    $3,250,000






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        If Spur Receives the
      Option Exercise Notice            Then the Purchase
        during the period:               Price shall be:

      January 1, 1998 through               $3,500,000
        December 31, 1998

     3.    The Closing.

           3.1. Closing and Closing Date. The closing (the "Closing") of the sale and purchase of the Assets contemplated hereby shall be held on the fifteenth business day following the day on which Spur shall receive the Option Exercise Notice, at 10:00 a.m., Austin, Texas time at the offices of Bracewell & Patterson, L.L.P., 100 Congress Avenue, Suite 1900, Austin, Texas 78701-4052, provided, however, that if the conditions precedent to the Closing, as set forth in Section 5 of this Agreement, shall not have been satisfied or waived on said date, the Closing shall take place on the fifth business day following said satisfaction or waiver of such conditions, or on such other date as Spur and Capstar shall agree upon in writing. The time and date of closing is referred to herein as the "Closing Date."

           3.2. Title, Possession, Risk of Loss. Title to, possession of and risk of loss or destruction or damage to the Assets shall pass to Capstar at the Closing.

           3.3. Items to be Delivered at Closing by Spur. At the Closing, and subject to the terms and conditions herein contained, Spur shall deliver to Capstar the following:

           (a) a Bill of Sale, General Assignment and Conveyance in the form set forth as Exhibit "A" hereto, duly executed by Spur; and

           (b) such other good and sufficient instruments and documents of conveyance and transfer, in a form reasonably satisfactory to Capstar and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Capstar all of Spur's right, title and interest in and to the Assets.

Simultaneously with such delivery, all such steps will be taken by Spur as may be reasonably required to put Capstar in actual possession and operating control of the Assets.

           3.4.   Items to be Delivered at Closing by Capstar.
At the Closing, and subject to the terms and conditions herein



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contained, Capstar shall deliver to Spur, by wire transfer, immediately available funds equal to the Purchase Price.

     4.    Covenants or Spur and Capstar; Representations and
Warranties.


           4.1. Access to Properties and Records. From and after the date on which Spur shall receive the Option Exercise Notice and continuing thereafter until the closing, Spur will (i) keep Capstar advised of all developments relevant to the consummation of the sale and purchase of Assets contemplated by this Agreement and the operation of Station; cooperate fully, both in permitting Capstar and Capstar's representatives, advisers, employees, consultants, auditors and other experts to make a full investigation, at Capstar's sole cost and expense, and at reasonable times and upon reasonable notice, of the properties, operations and financial condition of the Station, and in bringing about the consummation of the sale and purchase of Assets contemplated hereby; and (ii) afford Capstar and Capstar's representatives, advisers, employees, consultants, auditors and other experts, at Capstar's sole cost and expense, and at reasonable times and upon reasonable notice, reasonable access to the offices, buildings, real properties, machinery and equipment, records, files, books of account, agreements and commitments related to the operation of the Station. Capstar covenants and agrees that, prior to the Closing, neither Capstar nor any of Capstar's representatives, advisers, employees, consultants, auditors and other experts will interfere with the operation of the Station or any of the Business Arrangements. All information obtained by Capstar through any investigation of or access to the properties, operations and financial condition of the Station shall at all times prior to the Closing remain confidential, and neither Capstar nor any of its representatives, advisers, employees, consultants, auditors or other experts shall disclose any such information to any other person or entity without the prior written consent of Spur.

           4.2. Satisfaction of Conditions; Cooperation. From and after the date on which Spur shall receive the Option Exercise Notice and continuing thereafter until the Closing, each of Spur and Capstar will use its reasonable efforts to (a) obtain, as soon as possible, all governmental approvals required to be obtained by it and make, as soon as possible, all filings with any governmental authority required on its part to consummate the sale and purchase of the Assets contemplated hereby, and (b) obtain, as soon as possible, other consents to and approvals required to be obtained by it to





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consummate the sale and purchase of the Assets contemplated hereby.

           4.3. Representations and Warranties. At the Closing, Spur shall convey to Capstar full legal and beneficial title to the Assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and encumbrances. At the Closing, the Fixtures and Equipment will be in satisfactory operating condition (except for ordinary wear and tear which in the aggregate would not have a material adverse effect on the operation of the Station) and will be capable of being used in connection with the operation of the Station without need for material repair or replacement except in the ordinary course of business. At the Closing, the Assets sold and transferred to Capstar shall constitute all of the assets, properties and rights of Spur, other than the Excluded Assets, which are necessary to the operation of the Station as a going concern on a basis consistent with past practice. EXCEPT
AS SET FORTH IN THIS SECTION 4.3, NEITHER SPUR NOR ANY OF ITS AGENTS,
ATTORNEYS OR REPRESENTATIVES MAKES ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESSED OR IMPLIED, RESPECTING THE ASSETS OR THE STATION, OR MAKES ANY WARRANTY THAT THE ASSETS SHALL BE MERCHANTABLE OR FIT POR A PARTICULAR
PURPOSE. ANY APPLICABLE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PATICULAR PURPOSE IS HEREBY DISCLAIMED.

     5.    Conditions to Closing.

           5.1. Conditions Precedent to Obligation of Capstar. Te obligation of Capstar to consummate the sale and purchase of the Assets contemplated by this Agreement shall be subject to satisfaction (or the waiver in writing of Capstar) at or prior to the Closing of all of the following conditions:

                 5.1.1. No Casualty, Loss or Damage. No material casualty, loss or damage shall have occurred prior to the Closing Date to any Assets unless Spur shall have either repaired or replaced such lost or damaged property; provided, however, that Capstar reserves the right, in its sole discretion, to waive the condition set forth in this Section 5.1.1, and either receive any insurance proceeds or benefits payable to Spur with respect to any such casualty, loss or damage or reduce the Purchase Price by an amount equal to any such casualty, loss or damage.

                 5.1.2.  Documents.  All documents, instruments
     and agreements required to be executed and delivered by








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     Spur or third parties at the Closing as contemplated hereby, and such other documents and instruments as Capstar shall reasonably request, shall have been duly executed and delivered by Spur and any other parties required and shall have been received by Capstar.

                 5.1.3. Consents. All consents and approvals of third parties or any regulatory body or authority, whether required contractually or by applicable federal, state or local law, or otherwise necessary for the execution, delivery and performance of this Agreement by Spur, and the transfer of the Assets to Capstar, shall have been delivered to Capstar in form and substance satisfactory to Capstar at least two days prior to the Closing Date and shall not have been withdrawn or revoked.

                5.1.4. Ad Valorem and Other Taxes. Except as otherwise apportioned pursuant to Section 7.2, below, all ad valorem and other taxes (excluding income) assessed against the Assets for the year in which the Closing shall occur and all prior years shall have been paid.

                5.1.5. Corporate Authority. Spur shall have delivered to Capstar, in such form as Capstar's legal counsel may reasonably request, evidence of Spur's authority for the execution, delivery and performance of this Agreement and the other agreements and instruments to be executed and delivered by Spur pursuant hereto and the transactions contemplated hereby and thereby.

           5.2. Conditions Precedent to Obligation of Spur. The obligation of Spur to consummate the sale and purchase of the Assets contemplated by this Agreement shall be subject to satisfaction (or the waiver in writing by Spur) at or prior to the Closing of all of the following conditions:

                5.2.1. Closing Deliveries. Capstar shall have delivered to Spur immediately available funds in an amount equal to the Purchase Price determined pursuant to Section 2 hereof.

                5.2.2. Documents. All documents, instruments and agreements required to be executed and delivered by Capstar or third parties at the Closing as contemplated hereby, and such other documents and instruments as Spur shall reasonably request, shall have been duly executed and delivered by Capstar and any other parties required and shall have been received by Spur.






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




                 5.2.3. Consents. All consents and approvals of third parties or any regulatory body or authority, whether required contractually or by applicable federal, state or local law, or otherwise necessary for the execution, delivery and performance of this Agreement by Capstar, shall have been delivered to Spur in form and substance satisfactory to Spur at least two days prior to the Closing Date and shall not have been withdrawn or revoked.

                 5.2.4. Corporate Authority. Capstar shall have delivered to Spur, in such form as legal counsel for Spur may reasonably request, evidence of Capstar's corporate authority for the execution, delivery and performance of this Agreement and the other agreements and instruments to be delivered by Capstar pursuant hereto and the transactions contemplated hereby and thereby.

     6.    Termination.

           6.1. Grounds for Termination. This Agreeent may be terminated at any time prior to the Closing Date:

           (a)   by the written agreement of Spur and Capstar;
     or

           (b) by Capstar, by written notice to Spur, in the event Spur fails to perform, keep or observe any term, provision, condition or covenant contained herein, which failure is not cured to Capstar's reasonable satisfaction within ten business days after Capstar gives Spur written notice identifying such failure; or

           (c) by Spur, by written notice to Capstar, in the event Capstar fails to perform, keep or observe any term, provision, condition or covenant contained herein, which failure is not cured to Spur's reasonable satisfaction within ten business days after Spur gives Capstar written notice identifying such failure; or

           (d) by Spur or by Capstar, by written notice to the other, if the Closing shall not have occurred by 5:00 p.m., Austin, Texas time on the 90th day following the date on which Spur shall receive the Option Exercise Notice, unless such date is extended by mutual agreement in writing; or

           (e) by Spur or by capstar, by written notice to the other, if on the date scheduled for Closing any proceed-






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     ing or action shall have bean filed seeking to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or any order shall have been entered restraining or prohibiting consummation of the transactions contemplated hereby.

           6.2. Effect of Termination. If this Agreement is terminated as permitted under Section 6.1, above, such termination shall be without liability of either party, except that such termination shall be without prejudice to any and all other remedies the parties may have against each other for any breach of this Agreement.

      7.   Receivables; Apportionment; Other Taxes.

           7.1. Receivables. If any monies or other assets are received by Capstar subsequent to the Closing to which Spur is entitled and that are not included in the Assets, Capstar shall hold such monies and assets received in trust for Spur and shall account for and pay same to Spur within fifteen days of receipt. If any monies or other assets are received by Spur subsequent to the Closing to which Capstar is entitled, and that are included in the Assets, Spur shall hold such monies and assets received in trust for Capstar and shall account for and pay same to Capstar within fifteen days of receipt.

           7.2. Apportionment. Ad valorem and similar taxes imposed by any taxing authority on the Assets and applicable to periods both prior to and after the Closing Date shall be prorated as of the Closing Date. spur and Capstar shall agree on the amounts owing to Spur by Capstar or to Capstar by Spur resulting from such proration within sixty days after the Closing Date, and such amounts shall be paid within thirty days thereafter.

           7.3. Other Taxes. To the extent there are any sales, use, or similar taxes payable to any taxing authority in any state arising from this transaction, they shall be borne by Capstar and Capstar agrees to indemnify Spur therefor. Capstar shall have the right to approve all sales tax information and returns submitted to tax authorities and to designate the amount of sales tax shown due thereon arising from the sale and purchase of the Assets contemplated hereby.








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     8.    Miscellaneous.

           8.1. Notice. Any notice required or permitted to be given under this Agreement shall be in writing, and shall be mailed by certified mail, return receipt requested, or delivered to the addresses, or sent by telecopy to the telecopy numbers, as follows:

     SPUR:       Spur Jackson, L.P.
                 c/o Spur Capital, Inc.
                 301 Congress Avenue
                 Suite 410
                 Austin, Texas  78701

                 Attention:   President
                              Telecopy No.: (512) 495-6496

     CAPSTAR:    Capstar Communications of Mississippi, Inc.
                 l375 Beasley Road
                 Jackson, Mississippi  39206

                 Attention:   President
                              Telecopy No.: (______) ________

or such other address as shall be furnished in writing by such parties, and such notice shall be effective and be deemed to have been given as of the date actually received.

           To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this
Section 8.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

           8.2. Amendments and Waivers. This Agreement may not be amended or waived except by an instrument in writing signed on behalf of each of the parties hereto.

           8.3. Further Documents. Spur shall, at any time and from time to time after the Closing, upon request by Capstar and without further consideration, execute and deliver such instruments of transfer or other documents and take such further action as may be reasonably required in order to con-vey, transfer, assign and deliver to Capstar the Assets in accordance with this Agreement or to perfect any other under-taking made by Spur hereunder. Capstar shall, at any time and






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from time to time after the Closing, upon request by Spur and without further consideration, execute and deliver such documents and take such further action as may be reasonably required in order to perfect any undertaking made by Capstar hereunder.

           8.4. Assignability; Enforceability. Neither party shall assign this Agreement or its rights or obligations hereunder in whole or in part without the prior written consent of the other party; provided, however, that Spur may assign this Agreement and its rights and obligations hereunder to its lenders. Any assignment made or attempted in violation of this Section 8.4 shall be void and of no effect.

           This Agreement shall be binding on and enforceable by Spur and Capstar, and their respective legal representatives, successors and permitted assigns.

           Except as set forth in this Section 8.4, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

           8.5. Entire Agreement. This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgement or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by either party with respect to any breach or default or of any right or remedy and no course of dealing, shall be deemed to constitute a continuing waiver of any other breach of default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

           8.6.  Controlling Law and Jurisdiction. THE VALIDITY,
INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND






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ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
TEXAS WITHOUT REARD TO PRINCIPLES OF CONFLICTS OF LAW.

          8.7. Public Announcement. Until the Closing, no press release, public announcement, confirmation or other information regarding this Agreement or the contents hereof shall be made by either party without the prior written consent of the other party, except as may be necessary in the opinion of counsel of either party to meet the requirements or regulations of any applicable law, governmental unit or agency.

          8.8. Finder's Fees and Commissions. SPUR and Capstar agree to indemnify each other and hold each other harmless from any liability, cost or expense (including, but not limited to, fees and disbursements of legal counsel) resulting from any agreement, arrangement or understanding made by the indemnifying party with any third party for brokerage or finder's fee or other commissions in connection with this Agreement, the documents and instruments referred to herein, or the transactions contemplated hereby or thereby.

          8.9. Attorneys' Fees and Expenses. Capstar agrees to bear and pay when due all legal fees and expenses incurred by it and SPUR in connection with the negotiation and execution of this Agreement and the consummation of the purchase and sale of Assets contemplated hereby.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first herein- above written.

SPURCAPITAL, INC.                      CAPSTAR COMMUNICATIONS OF
                                            MISSISSIPP, INC.

By: /s/ Don R. Kuykendall              By: /s/ R. Steven Hicks
    -------------------------              ---------------------------
        Don R. Kuykendall,                 Name:   R. Steven Jicks
        President                          Title:  President







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                            EXHIBIT "A"


                           BILL OF SALE
                 GENERAL ASSIGNMENT AND CONVEYANCE


     BILL OF SALE, GENERAL ASSIGNMENT AND CONVEYANCE, dated as of
____________, 199__, by Spur Jackson, L.P., a Delaware limited partnership ("Seller"), in favor of Capstar Communications of Mississippi, Inc. a Delaware corporation ("Purchaser").

     WHEREAS, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller substantially all the assets, properties and rights of Seller used by Seller in the operation of Radio Broadcast Station WJDX-FM, Jackson, Mississippi ("Station") on the terms and subject to the conditions set forth in that certain Option Agreement, dated December __, l993 ("Agreement"), by and between Seller and Purchaser; and

     WHEREAS, Seller has agreed to execute and deliver certain documents evidencing the sale, conveyance, transfer, assignment and delivery of such assets, properties and rights to Purchaser;

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/l00 Dollars ($1O.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby grants, sells, conveys, transfers, assigns and delivers to Purchaser all of the assets, properties and rights of Seller, whether tangible, intangible, real, personal or mixed, and wherever located (other than the Excluded Assets), used by Seller in the operation of the Station, including without limitation, the following:

           (a) all fixtures, equipment, furniture and other tangible property used by Seller in the operation of the Station;

           (b) all of Seller's rights under the lease agreements, marketing agreements, supply agreements, utility agreements, service agreements, employment agreements and other agreements, whether written or oral, to which Seller is a party and which relate to the operation of the Station;

           (c) all licenses, permits, authorizations or other rights granted by the Federal Communications Commission and other governmental authorities and all certificates of convenience or necessity, immunities, privileges, easements, consents, grants, ordinances and other rights of every character whatsoever that are used by Seller in or associated with the operation of the Station;

           (d) all supplier lists and supplier data relating to the operation of the Station;

           (e) all customer records and files relating to the operation of the Station;

           (f) all rights under express or implied warranties from the sellers of goods and services used in or associated with the operation of the Station; and

           (g) all books, records and other documents used in or associated with the operation of the Station or the employees and former employees engaged in work in connection with the Station.

     TO HAVE AND TO HOLD, unto Purchaser, its legal representatives, successors and assigns, FOREVER.

     All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

     This Bill of Sale, General Assignment and Conveyance shall be binding on and enforceable against Seller and its legal representatives, successors and permitted assigns.

     IN WITNESS WHEREOF, this Bill of Sale, General Assignment and Conveyance has been duly executed and delivered on behalf of Seller by a duly authorized officer of Capstar, Inc., a Delaware corporation, acting in its capacity as the General Partner of Seller, on this ____ day of ____________, 199 .


                                 SPUR JACKSON, L.P.

                                 By:   Spur Capital, Inc.,
                                       General Partner


                                       By:___________________
                                          Don R. Kuykendall,
                                          President







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




THE STATE OF TEXAS

COUNTY  OF  TRAVIS


     BEFORE ME, the undersigned authority, on this day personally appeared Don
R. Kuykendall, President of Spur Capital Inc., a Delaware corporation, which corporation is the general partner of Seller, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation, acting in its capacity as general partner of the Seller.

     GIVEN under my hand and seal of office, this the _____ day of _________________, 199 .



                                 Notary Public in and for
                                 the State of T E X A S

                                 Name:_______________________

                                 My Commission Expires:________




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